Barnes & Noble Education, Inc. Financial Supplement OC TOBER 30 , 2017 Exhibit 99.1

Forward-Looking Statements This presentation contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and information relating to us and our business that are based on the beliefs of our management as well as assumptions made by and information currently available to our management. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” and similar expressions, as they relate to us or our management, identify forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this presentation may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Such statements reflect our current views with respect to future events, the outcome of which is subject to certain risks, including, among others: general competitive conditions, including continued fragmentation of our market and actions our competitors may take to grow their businesses; a decline in college enrollment or decreased funding available for students; decisions by colleges and universities to outsource their physical and/or online bookstore operations or change the operation of their bookstores; the general economic environment and consumer spending patterns; decreased consumer demand for our products, low growth or declining sales; our ability to continue to successfully integrate the operations of MBS Textbook Exchange, LLC into our Company; the strategic objectives, anticipated synergies, and/or other expected potential benefits of various acquisitions may not be fully realized or may take longer than expected; the integration of MBS Textbook Exchange, LLC’s operations into our own may also increase the risk of our internal controls being found ineffective; risks associated with operation or performance of MBS Textbook Exchange, LLC’s point-of-sales systems that are sold to college bookstore customers; implementation of our digital strategy may not result in the expected growth in our digital sales and/or profitability; risk that digital sales growth does not exceed the rate of investment spend; the performance of our online, digital and other initiatives, integration of and deployment of, additional products and services including new digital channels, and enhancements higher education digital products, and the inability to achieve the expected cost savings; our ability to successfully implement our strategic initiatives including our ability to identify, compete for and execute upon additional acquisitions and strategic investments; technological changes; risks associated with counterfeit and piracy of digital and print materials; our international operations could result in additional risks; our ability to attract and retain employees; changes to purchase or rental general terms, payment terms, return policies, the discount or margin on products or other terms with our suppliers; risks associated with data privacy, information security and intellectual property; trends and challenges to our business and in the locations in which we have stores; non-renewal of managed bookstore, physical and/or online store contracts and higher-than-anticipated store closings; disruptions to our information technology systems, infrastructure and data due to computer malware, viruses, hacking and phishing attacks, resulting in harm to our business and results of operations; disruption of or interference with third party web service providers and our own proprietary technology; work stoppages or increases in labor costs; the risk of price reduction or change in format of course materials by publishers, which could negatively impact revenues and margin; possible increases in shipping rates or interruptions in shipping service, obsolete or excessive inventory; product shortages, including risks associated with merchandise sourced indirectly from outside the United States; changes in law or regulation; enactment of laws which may restrict or prohibit our use of emails or similar marketing activities; the amount of our indebtedness and ability to comply with covenants applicable to any future debt financing; our ability to satisfy future capital and liquidity requirements; our abil ity to access the credit and capital markets at the times and in the amounts needed and on acceptable terms; adverse results from litigation, governmental investigations or tax-related proceedings or audits; changes in accounting standards; and the other risks and uncertainties detailed in the section titled “Risk Factors” in Part I - Item 1A in our Annual Report on Form 10-K for the year ended April 29, 2017. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this presentation. 2

Unaudited Pro Forma Financial Statement Information Barnes & Noble Education, Inc. (“BNED”) is a leading provider of educational products and services solutions for higher education and K-12 institutions. Through our Barnes & Noble College (“BNC”) and MBS Textbook Exchange (“MBS”) subsidiaries, we operate 1,481 physical and virtual bookstores and serve more than 6 million students enrolled in higher education institutions and K-12 schools. Effective with the acquisition of MBS by BNED on February 27, 2017 (the “Acquisition”), we determined that we operate two reportable segments: BNC and MBS. The unaudited pro forma condensed combined financial information included in the Form 8-K/A filed with the SEC on May 8, 2017 had been prepared to illustrate the effect of the Acquisition (the “Pro-Forma 8-K/A”). The following financial information is supplemental historical pro forma quarterly and FY2017 information for MBS and BNED’s consolidated results of operations and has been furnished to the SEC on Form 8-K. The information provided in this investor presentation should be read in conjunction with the unaudited pro forma condensed combined financial statements and accompanying notes to the unaudited pro forma condensed combined financial statements contained in the Pro-Forma 8-K/A. 3

FY2017 MBS Pro Forma Historical Sales by Quarter (Unaudited) Before Intercompany Eliminations MBS PRO FORMA HISTORICAL SALES(a) ($ in thousands) Q1 2017 Q2 2017 Q3 2017 Q4 2017 Total FY2017 Total Sales Wholesale $ 121,257 $ 47,487 $ 90,625 $ 25,119 $ 284,488 Direct 51,641 82,207 45,163 32,034 211,045 Total MBS Sales(a) $ 172,898 $ 129,694 $ 135,788 $ 57,153 $ 495,533 Percentage of Sales 35% 26% 28% 11% 100% 4 MBS pro forma sales exclude intercompany eliminations which primarily represent Wholesale sales to BNC of, historically, $75 million to $100 million annually. (a) Q4 2017 results for MBS were not required to be included in Exhibit 99.5 to the BNED Form 8-K/A filed with the SEC on May 8, 2017 to report financial information related to the MBS acquisition.

BARNES & NOBLE education

FY2017 MBS Pro Forma Quarterly Summary [(a)] (Unaudited)

Before Intercompany Eliminations

($ in thousands)	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Total FY2017
Total Sales[(b)]	$ 172,898	$ 129,694	$ 135,788	$ 57,153	$ 495,533
Total Cost of Sales[(c)]	141,023	98,899	101,638	46,824	388,384
Total Gross Margin	31,875	30,795	34,150	10,329	107,149
Selling and Administrative Expenses[(d)]	11,357	17,156	12,179	11,875	52,567
Depreciation and Amortization Expense	1,457	1,434	1,435	1,731	6,057
Operating Margin[(d)]	$ 19,061	$ 12,205	$ 20,536	$ (3,277)	$ 48,525
Adjusted EBITDA (Non-GAAP) [(d)]	$ 22,218	$ 15,339	$ 21,971	$ (1,546)	$ 57,982

(a) Q4 2017 results for MBS were not required to be included in Exhibit 99.5 to the BNED Form 8-K/A filed with the SEC on May 8, 2017 to report financial information related to the MBS acquisition.
(b) Total pro forma sales are presented before intercompany eliminations.
(c) Q1 2017 and Q2 2017 each include $1.7 million of incremental cost of sales related to the non-recurring inventory fair value amortization, related to purchase accounting for the MBS acquisition. Total FY2017 includes the total $3.4 million of incremental cost of sales related to the inventory fair value amortization. These amounts were excluded from Adjusted EBITDA and are fully amortized in Q1 and Q2 of FY2018.
(d) Excludes incremental public company costs for MBS which are expected to be approximately $2 million per year, and corporate allocations from BNED which are expected to be approximately $7 million in FY2018, which combined are expected to reduce Adjusted EBITDA by approximately $9 million in FY2018.

MBS Pro Forma Adjusted EBITDA was approximately $49 million for FY2017.

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BARNES&NOBLE education

FY2017 BNED Consolidated Pro Forma Sales and Adjusted EBITDA (Non-GAAP) (a) (Unaudited)

BNED CONSOLIDATED PRO FORMA SALES

($ in thousands)	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Total FY2017
Total Sales:					
BNC	$ 239,237	$ 770,671	$ 521,624	$ 314,029	$ 1,845,561
MBS	172,898	129,694	135,788	57,153	495,533
Intercompany Eliminations	(39,786)	(18,957)	(27,966)	(7,560)	(93,269)
Total	$ 373,349	$ 881,408	$ 629,446	$ 363,622	$ 2,247,825

BNED CONSOLIDATED PRO FORMA ADJUSTED EBITDA (NON-GAAP)

($ in thousands)	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Total FY2017
Adjusted EBITDA[b]:					
BNC[c]	$ (36,524)	$ 70,391	$ 18,814	$ 29,793	$ 82,474
MBS	22,218	15,339	21,971	(1,546)	57,982
Intercompany Eliminations	(14,977)	15,873	(9,325)	8,688	259
Total	$ (29,283)	$ 101,603	$ 31,460	$ 36,935	$ 140,715

Intercompany eliminations for the full year are not significant to annual Adjusted EBITDA.

(a) Q4 2017 results for MBS were not required to be included in Exhibit 99.5 to the BNED Form 8-K/A filed with the SEC on May 8, 2017 to report financial information related to the MBS acquisition.

(b) Excludes incremental public company costs for MBS which are expected to be approximately $2 million per year, and corporate allocations from BNED which are expected to be approximately $7 million in FY2018.

(c) As reported for BNC in the BNED Form 10-K filed with the SEC on July 12, 2017.

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Outlook Summary • For FY2018, we continue to expect sales at BNC to be relatively flat, while BNC comparable store sales are projected to decline in the low- to mid- single digit percentage point range year-over-year, as noted in our FY2017 earnings release on July 12, 2017. In addition, we continue to expect consolidated sales to be in the range of $2.25 billion to $2.35 billion before intercompany eliminations, and capital expenditures to be approximately $50 million. • We currently expect consolidated BNED Adjusted EBITDA for FY2018 to be in the range of $105 million-$120 million. • We expect to provide further detail and information, including a general discussion of management’s plans to address our business trends, during our second quarter FY2018 earnings call, currently scheduled for December 5, 2017. 7

APPENDIX 8

Use of Non-GAAP Financial Information To supplement BNED’s consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), BNED uses the Non-GAAP financial measure of Adjusted EBITDA (defined by BNED as earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income). This Non-GAAP financial measure is not intended as a substitute for and should not be considered superior to measures of financial performance prepared in accordance with GAAP. In addition, BNED's use of this Non-GAAP financial measure may be different from similarly named measures used by other companies, limiting its usefulness for comparison purposes. This Non-GAAP financial measure should not be considered as an alternative to net income as an indicator of BNED’s performance or any other measures of performance derived in accordance with GAAP. BNED's management reviews this Non-GAAP financial measure as an internal measure to evaluate BNED’s performance and manage BNED’s operations. BNED’s management believes that this Non- GAAP financial measure is a useful performance measure which is used by BNED to facilitate a comparison of on-going operating performance on a consistent basis from period-to-period. BNED’s management believes that this Non-GAAP financial measure provides for a more complete understanding of factors and trends affecting BNED’s business than measures under GAAP can provide alone, as it excludes certain items that do not reflect the ordinary earnings of its operations. BNED’s Board of Directors and management also use Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance, for evaluating on a quarterly and annual basis actual results against such expectations, and as a measure for performance incentive plans. BNED’s management believes that the inclusion of Adjusted EBITDA provides investors useful and important information regarding BNED’s operating results. 9

10 ($ in thousands) Q1 2017 Q2 2017 Q3 2017 Q4 2017 Total FY2017 Operating Margin $ 19,061 $ 12,205 $ 20,536 $ (3,277) $ 48,525 Add: Depreciation and Amortization Expense 1,457 1,434 1,435 1,731 6,057 Inventory Valuation Adjustment (non-cash) 1,700 1,700 - - 3,400 Adjusted EBITDA (Non-GAAP) (a) $ 22,218 $ 15,339 $ 21,971 $ (1,546) $ 57,982 FY2017 MBS PRO FORMA QUARTERLY SUMMARY Reconciliations – Non-GAAP Results (Unaudited) (a) Excludes incremental public company costs for MBS which are expected to be approximately $2 million per year, and corporate allocations from BNED which are expected to be approximately $7 million in FY2018, which combined are expected to reduce Adjusted EBITDA by approximately $9 million in FY2018.

11 ($ in thousands) Q1 2017 Q2 2017 Q3 2017 Q4 2017 Total FY2017 Net (loss) income $ (29,645) $ 27,560 $ 2,032 $ 3,493 $ 3,440 Add: Depreciation and Amortization expense 12,921 12,987 13,149 13,202 52,259 Interest expense, net 2,395 2,359 2,408 1,489 8,651 Income tax (benefit) expense (25,512) 26,841 758 4,642 6,729 Transaction costs 1,527 644 467 6,967 9,605 Restructuring costs 1,790 - - - 1,790 Adjusted EBITDA (Non-GAAP) $ (36,524) $ 70,391 $ 18,814 $ 29,793 $ 82,474 FY2017 BNC QUARTERLY SUMMARY (a) (a) Excludes MBS FY2017 activity from February 27, 2017 acquisition date. Reconciliations – Non-GAAP Results (Unaudited)